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EXHIBIT (10)-11


                              TRINOVA CORPORATION
                     VOLUNTARY DEFERRED COMPENSATION PLAN




1. Purpose. TRINOVA Corporation hereby establishes the TRINOVA Corporation Voluntary Deferred Compensation Plan ("Plan"). The purpose of the Plan is to provide selected senior executive employees of TRINOVA Corporation and its subsidiaries (hereinafter, collectively referred to as the "Company") an opportunity to defer receipt of certain portions of the compensation otherwise payable to them by the Company, in accordance with the terms and conditions set forth herein.

2. Eligibility. The employees eligible to participate in the Plan shall be those senior executive employees of the Company whose base salary (on an annualized basis) is at least $150,000 per year. Such persons shall be referred to as "Participants."

3. Election to Defer. Each Participant may elect, by delivering a written election to the Administrative Committee described in paragraph 15, to defer receipt of between 10 percent and 50 percent (in increments of 5 percent) of his or her base salary (on an annualized basis). A Participant may also elect to defer receipt of between 10 percent and 100 percent (in increments of 5 percent) of his or her Annual Executive Incentive Plan award payable under the Company's Incentive Compensation Plan for any year. Such elections shall be made on such form as may be prescribed by the Administrative Committee.

       Once received by the Administrative Committee, a Participant's election to defer cannot be revoked and shall continue until the date specified in the election. However, a Participant may modify his or her election with respect to compensation payable for future periods by delivering a new written election to the Administrative Committee.

       The Participant's election to defer a portion of his or her base salary must be made prior to the beginning of the calendar year in which it will be earned. A Participant must make a separate election with respect to each year of participation in the Plan and may make separate elections with respect to his or her base salary and his or her annual executive incentive plan award for any year. A new Participant in the Plan shall have 30 days following his or her notification of eligibility by the Administrative Committee to make an election with respect to compensation to be earned for the balance of the year.

4. Deferred Compensation Account. At the time of the Participant's initial election to defer pursuant to paragraph 3, the Administrative Committee shall establish a recordkeeping account ("Deferred Compensation Account") for such Participant on the Company's records. All amounts deferred by a Participant in accordance with paragraph 3 shall be credited to the Participant's Deferred Compensation Account as of the date on which such compensation would have been paid to the Participant in the absence of the deferral election.


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5. Additions to Deferred Compensation Accounts.  As of the last day of each calendar quarter, the Participant's Deferred Compensation Account shall be credited with interest equal to two percentage points in excess of the Moody's Corporate Bond Yield Average, determined as of the last day of the quarter, or such other interest rate as may be established by the Organization and Compensation Committee of the Board of Directors of the Company for such purpose.

       The crediting of an interest factor shall occur so long as there is a balance in the Participant's Deferred Compensation Account regardless of whether the Participant has terminated employment with the Company, or has died.

       Notwithstanding the foregoing provisions of this paragraph, however, no interest shall be credited to amounts withdrawn from the Participant's Deferred Compensation Account, which amounts had been credited to such Account for less than three years, unless such amounts are withdrawn on account of the Participant's death or disability.

6. Payment of Deferred Amounts.

       (a) When a Participant commences participation in the Plan, he or she shall indicate on an election form provided by the Administrative Committee a date certain on which the amount in his or her Deferred Compensation Account shall be paid, or shall commence being paid. The Participant may also designate on such election form an interim distribution date on which a specified part of his or her Deferred Compensation Account, not to exceed the aggregate amount the Participant has deferred, without interest, shall be paid to the Participant in a lump sum. The amount in the Participant's Deferred Compensation Account shall be paid, or shall commence being paid, as soon as administratively feasible following the date indicated in such election form. However, if a Participant terminates employment with the Company for reasons other than retirement prior to the date specified in such election form, the amount in his or her Deferred Compensation Account shall be paid, or shall commence being paid, as soon as administratively feasible following the date of such termination of employment.

       (b) The Participant may elect to receive payment of the balance credited to his or her Deferred Compensation Account either (i) in a lump sum or (ii) as a series of equal annual installments, over a five year or ten year period, as the Participant shall elect at the time of the deferral election. No modification or revocation of the election of the form of benefit distribution will be recognized if made during the one year period before the Deferred Compensation Account becomes payable. If no election is made, the balance will be paid as a series of annual installments over a period of ten years.

       (c) In the event of the Participant's death, the balance in the Participant's Deferred Compensation Account shall be paid to the Participant's beneficiary in a lump sum as soon as administratively feasible following the end of the calendar quarter in the which the death of the Participant occurs. For purposes hereof, the beneficiary shall be determined by reference to the beneficiary designation form completed by the Participant for the Company's Retirement Savings and

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   Profit-Sharing Plan or, if none, by reference to the provisions of said
   Plan.

7. Hardship Withdrawals. Any provision in paragraph 6 to the contrary notwithstanding, in the event a Participant incurs a severe unforeseeable financial emergency, the Administrative Committee, in its sole discretion and upon written application of such Participant, may direct immediate payment of all or a portion of the then current value of such Participant's Deferred Compensation Account, provided, however, that such payment shall in no event exceed the amount necessary to alleviate such financial hardship.

   For purposes of this paragraph, an unforeseeable financial emergency shall consist of a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will be determined by the Administrative Committee upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

    (i) through reimbursement or compensation by insurance or otherwise,

   (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

  (iii)   by cessation of deferrals under the Plan.

8. Grantor Trust. The Company shall establish an irrevocable grantor trust ("Rabbi Trust") to which the Company may, at the sole discretion of its Board of Directors (except to the extent contributions may be required under paragraph 9), make contributions for the purpose of satisfying all or a portion of the Company's obligations under the Plan. Any benefits paid from such Rabbi Trust to a Participant or beneficiary shall reduce the amount of the benefits payable hereunder by the Company from its general corporate assets.

       Notwithstanding the provisions of paragraph 5, if the Company makes a contribution to such Rabbi Trust, earnings credited to each Participant's account from and after the date of the contribution shall not be determined under paragraph 5, but rather shall be determined based on the investment performance of the Rabbi Trust.

9. Effect of Change in Control. Upon the occurrence of a Change in Control of the Company the Company shall make a contribution to the Rabbi Trust in an amount equal to the sum of the balance credited to all Participants' Deferred Compensation Accounts at such time.

       A "Change in Control" shall have occurred for purposes of the Plan if any of the following events shall occur:



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    (i)   The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of the Company's Voting Stock immediately prior to such transaction;

   (ii) If the Company sells all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of the Company's Voting Stock immediately prior to such sale;

  (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any Person has become the Beneficial Owner of 20 percent or more of the Company's Voting Stock;

   (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

    (v) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

Notwithstanding the foregoing provisions of subparagraph (iii) or subparagraph
(iv) hereof, a "Change in Control" shall not be deemed to have occurred for purposes hereof solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50 percent or more of the voting securities, or (iii) any employee stock ownership plan sponsored by the Company, operating company or affiliate (as the case may be) or any other employee benefit plan of the Company, operating company or affiliate, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of the Company's Voting Stock, whether in excess of 20 percent or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.



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       For purposes of the foregoing

       (a) "Beneficial Ownership" of Voting Stock shall mean any Person who would be deemed to beneficially own such Voting Stock within the meaning of Rule 13d-3 promulgated under the Exchange Act, or any successor rules or regulations thereto.

       (b) "Person" shall mean any "person," as the term "person" is used and defined in Section 14(d)(2) of the Exchange Act, and any "affiliate" or "associate" of any such person, as the terms "affiliate" and "associate" are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date hereof.

       (c) "Voting Stock" shall mean all outstanding securities of the Company entitled to vote generally in the election of directors of the Company at the time in question.

10. Participant Reports. The Administrative Committee shall provide a statement to the Participant concerning the status of his or her Deferred Compensation Account at least annually.

11. Payment to Incapacitated Participants. If a former Participant who is receiving (or is eligible to begin receiving) benefits under the Plan has a mental or physical condition which the Administrative Committee, in its sole discretion based on medical evidence it deems acceptable, determines will prevent such person from satisfactorily managing his personal financial affairs, the Administrative Committee may direct any and all of the benefits to which the former Participant may be entitled under the Plan to be paid:

       (a)    to the former Participant, or

       (b) to the former Participant's legal guardian or conservator, or

       (c)    to the former Participant's spouse, or

       (d) to any other individual or entity for the benefit of the Participant.

Such payment shall be in complete satisfaction of the Company's obligations under the Plan.

12. Non-Transferability of Interest. Amounts credited to Participant's Deferred Compensation Account shall be considered as general assets of the Company for use as it deems necessary and shall be subject to the claims of the Company's creditors.

       The rights and interests of a Participant during the Deferral Period shall be those of a general creditor, except to the extent that a Participant may designate a beneficiary to receive any payment to be made following his or her death, and except by will or the laws of descent and distribution, the Participant's rights under this Plan may not be assigned, pledged, transferred or otherwise subject to encumbrance or change of any nature. No claim for the nonpayment or erroneous payment of benefits hereunder may be made other than by the Participant or by his or her designated beneficiary.


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13.    Unfunded Obligation.  The Plan shall not be funded, and no trust, escrow or other provisions shall be established to secure payments due under the Plan. A Participant shall be treated as a general, unsecured creditor at all times under the Plan.

14. Amendment, Suspension and Termination. The Board of Directors of the Company may amend, suspend, or terminate the Plan or any portion thereof in such manner and to such extent as it may deem advisable and in the best interest of the Company. No amendment, suspension and termination shall alter or impair any Participant's rights with respect to his or her Deferred Compensation Account without the consent of the Participant affected thereby.

15. Administrative Committee. The Plan shall be administered by the TRINOVA Corporation Administrative Committee. The Administrative Committee shall have sole and complete authority to interpret the terms and provisions of the Plan and to adopt, alter and repeal such administrative rules, regulations and practices governing the operation of the Plan as it shall from time to time deem advisable. Any reference in the Plan to the Administrative Committee shall, to the extent appropriate, be deemed to refer to any person or persons to whom duties or responsibilities are delegated by such Committee.

16. No Right to Employment or Other Benefits. Nothing contained herein shall be construed as conferring upon any Participant the right to continue in the employ of the Company. Any compensation deferred and any benefits paid under the Plan shall not be included in creditable compensation in computing benefits under any qualified employee benefit plan of the Company except to the extent expressly provided for therein.

17. Governing Law. The Plan is established under and shall be construed according to the laws of the State of Ohio.

18. Effective Date. The Plan shall be effective April 1, 1995, subject to approval by the Board of Directors of the Corporation. Thereupon, eligible Participants shall be permitted to make an election under paragraph 4 within 30 days with respect to compensation to be earned during the balance of the fiscal year.


       The foregoing Voluntary Deferred Compensation Plan has been approved by and is being executed on behalf of TRINOVA Corporation.


                                       TRINOVA CORPORATION